Exhibit 10.1
                                  ------------


                                    AMENDMENT
                                     TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                             DATED NOVEMBER 7, 2000


         This Amendment to the Stock Purchase Agreement Dated November 7, 2000 (this "Amendment") is made as of December 15, 2003, by and between Groen
Brothers Aviation, Inc., a Utah corporation (the "Company") and Michael S. Sachs, or his assigns (the "Purchaser").

         WHEREAS, the Company desires to extend the date at which the Purchaser can "put" his shares to the Company, and

         WHEREAS, in exchange for the extension, the Company agrees to a 15% (fifteen percent) annual increase in the "put price" and/or "optional redemption price" of the shares, and

         WHEREAS, the Purchaser is willing to grant the herein described extension and increases in the price;

         WHEREAS, both parties to this Agreement recognize that the market price for GNBA common stock is volatile and that during the period from now until November 6, 2005, it may go as high as $20.00 or higher, and/or as low as $.01 or lower;

         WHEREAS, Company recognizes that if Company by November 6, 2005 is unable to or does not opt to purchase these shares in cash but rather to issue stock under terms of the Common Stock Purchase Agreement, that Purchaser may at that time gain a major or even controlling interest in Company; and whereas Company agrees not to take any step in such a case to prevent this latter from happening, such as declaring Bankruptcy or transferring assets from Company to another entity;

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference as if set forth in their entirety.

         2. Amendments.

              1. By deleting Section 5.1 of paragraph 5 "PUT OPTION" and replacing such section with the following text:

"5.1 The Company hereby grants to the Purchaser the right to put (the "Put") to the Company, at Purchaser's election, up to Seven Hundred Fifty Thousand (750,000) shares (the "Put Shares") of the Common Stock of the Company. The Put shall be exercisable upon November 7, 2005 (the "Initial Exercise Date") or at any time during the three year period ending on the third anniversary of the Initial Exercise Date (the "Termination Date"). The Put shall be exercisable in whole or in part by the Purchaser by a written notice ("Put Notice") made no later than 5:00 p.m., Eastern Standard Time, on the Termination Date via telex, telecopy or other telegraphic communication. While exercisable, the Put may be exercised as to all or any part of the Put Shares. The Put Notice shall specify the number of shares of Common Stock to be put and whether such put is in whole or in part (and if in part, the number of shares to be sold). The purchase price for any and all shares so put (the "Purchase Price") shall be paid, at the


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election of the  Company,  in either cash or  registered,  unrestricted,  freely tradable shares of Common Stock of the Company within ten (10) business days of receipt of a Put Notice (the "Settlement Date") in the manner set forth in
Section 5.2., 5.3. and 5.4. below, as applicable. The Strike Price of each share put shall be Two Dollars and Eight Cents ($2.08) per share (One Million Five Hundred Sixty Thousand Dollars ($1,560,000) in the aggregate in the event of exercise of the entire 750,000 Put Shares (the "Aggregate Put Strike Price")) providing that the Put is exercised prior to May 7, 2006. If the Put is exercised between May 7, 2006 and November 6, 2006, the Strike Price shall be $2,16. If the Put is exercised between November 7, 2006 and May 6, 2007, the Strike Price shall be $2.25. If the Put is exercised between May 7, 2007 and November 6, 2007, the Strike Price shall be $2.33. If the Put is exercised between November 7, 2007 and May 6, 2008, the Strike Price shall be $2.41. If the Put is exercised between May 7, 2008 and November 7, 2008, the Strike Price shall be $2.50."

And;

              2. By deleting Section 6.1 of paragraph 6 "OPTIONAL REDEMPTION OF SHARES (CALL)" and replacing such section with the following text

"6.1 The entire number of Shares or any portion thereof (the "Redemption Shares") (up to 750,000 shares) may be redeemed from Purchaser, at the option of the Company (the "Optional Redemption"), at any time and from time to time commencing on the date hereof and ending on November 7, 2005 (the "Redemption Termination Date"). The redemption price ("Redemption Price") shall be One Dollar and Seventy-Two Cents ($1.72) per Redemption Share ($1,290,000 in the aggregate if all Redemption Shares are purchased (the "Aggregate Redemption Price")) if shares are redeemed prior to May 7, 2004. The redemption price ("Redemption Price") shall be One Dollar and Eighty-Four Cents ($1.84) per Redemption Share ($1,380,000 in the aggregate if all Redemption Shares are purchased (the "Aggregate Redemption Price")) if shares are redeemed between May 7, 2004 and November 6, 2004. The redemption price ("Redemption Price") shall be One Dollar and Ninety-Six Cents ($1.96) per Redemption Share ($1,470,000 in the aggregate if all Redemption Shares are purchased (the "Aggregate Redemption Price")) if shares are redeemed between November 7, 2004 and May 6, 2005, and the redemption price ("Redemption Price") shall be Two Dollars and Eight Cents ($2.08) per Redemption Share ($1,560,000 in the aggregate if all Redemption Shares are purchased (the "Aggregate Redemption Price")) if shares are redeemed following May 6, 2005. The Company shall give written notice of redemption via telex, telecopy or other telegraphic communication. Such notice shall specify the number of Redemption Shares to be redeemed and the aggregate price thereof. In the event of an Optional Redemption, the Company shall deliver payment for the Redemption Shares to the Purchaser via wire transfer of immediately available funds. The Purchaser shall promptly deliver to the Company a stock certificate, along with an executed stock power in favor of the Company (the stock certificate and stock power collectively referred to as the "Purchaser Deliveries") for the amount of Redemption Shares being redeemed and the Company shall promptly deliver to the Purchaser, if applicable, a stock certificate representing the balance of the Redemption Shares not being redeemed by the Company (the "Company Deliveries")."

              3. All other paragraphs and text of the Common Stock Purchase Agreement shall remain in effect.

         3. Further Assurances. Each of the parties hereto shall, at the requesting party's expense, take such further actions as are reasonably deemed by the requesting party to be necessary or desirable in order to effectively carry out the intent and purpose of this Agreement and the transactions contemplated hereby.



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

         4. Amendments. This Agreement shall not be amended or discharged except by an instrument in writing duly signed by each of the parties hereto.

         5. Successors and Assigns. This Agreement shall insure to the benefit of each of the parties hereto, their heirs, representatives, successors and assigns.

         6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         7. Entire Agreement. The terms and conditions contained herein supersede all proposals, communications, representations or agreements, either oral or written, between the parties hereto prior to the date hereof with respect to the subject matter hereof.

         8. Prevailing Party. If any legal action or other proceeding is brought by a party hereto for the enforcement of this Agreement, or because of an alleged breach, default or misrepresentation by the other party in connection with any provision of this Agreement, such party, if successful in such legal action or other proceeding, shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

         9. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the 15th day of December, 2003.


COMPANY:                                    GROEN BROTHERS AVIATION, INC.
                                            2640 California Ave., Suite A
                                            Salt Lake City, Utah 84104

                                            By /s/ David Groen
                                            ----------------------------
                                            David Groen, President & CEO

PURCHASER:                                  MICHAEL S. SACHS
                                            P.O. Box 2837 Westport, CT
                                            06880

                                            /s/ Michael S. Sachs
                                            ----------------------------
                                            Michael S. Sachs




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